Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17659, 333-118356 and 333-118355) of Moscow CableCom Corp. of our report dated April 25, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ ZAO PricewaterhouseCoopers Audit

Moscow, Russian Federation

April 25, 2006

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